Exhibit 99.1

IDENTIV REPORTS THIRD QUARTER 2016 RESULTS

• Third Quarter Revenue of $15.6 Million, Up 15% Sequentially

• GAAP net loss of $(0.7)M and adjusted EBITDA of $1.7M

FREMONT, Calif., November 9, 2016 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for its fiscal 2016 third quarter ended September 30, 2016. For the third quarter, total revenues were $15.6 million, GAAP gross profit margin was 44%, GAAP net loss was $(0.7) million, and adjusted EBITDA was $1.7 million.

“This quarter demonstrated the results of our hard work over recent quarters, returning Identiv to positive adjusted EBITDA for the first time since 2014, and doing so decisively. $1.7M adjusted EBITDA represents 11% of revenues, demonstrating the potential for profitability our business can deliver at this scale while also investing and growing. This is our third consecutive quarter hitting our targets, increasing operating results while also reducing expenses, and we’ve held cash stable since the end of Q1. Compared to last year’s Q3, we have reduced GAAP OpEx from $14.1M quarterly to $7.1M, and non-GAAP OpEx from $12.5M quarterly a year ago to $5.5M in the most recent quarter. Most importantly, our seasonally strongest quarter remained so, showing sequential and comparative revenue growth of over 20% in our physical access business and over 15% in our smart card reader business. As a result, we believe we remain on track to reach our targets, and confirm our previously communicated guidance for 2016,” said Steven Humphreys, Identiv CEO. ”These financial metrics are a reflection of the strength of our business and the industry, the proven ability of our team to execute, and the credibility of our business model. In fact, with our market growing about 10%, we’re outpacing it and gaining share. Achieving this while also managing a major business re-focus is a testament to these strengths. As we regain our core business strength, we’re returning to focusing on and communicating our vision for our expanding business opportunity, which remains unchanged: We’re providing what we believe are the most cost-effective, high-performance and convenient solutions to our Hirsch Velocity customers in the U.S. government on their path to FICAM compliance, our smart card reader customers and our partners. As we continue investment to further develop our ICPAM solution, we are seeing increasing traction through our partnership with Cisco and its channel partners. Additionally, OEM partners are leveraging our proven technology smart card reader modules and chipsets to enable secure authentication on their devices. Our unifying theme is providing secure, convenient, cost effective access to all physical resources, known as the Internet of Things (IoT). We believe with our demonstrated business execution and the pivotal role commercial markets will play in wide adoption of IoT, we’re positioned to lead this aspect of the IoT revolution.”

Financial Highlights Review

•

Revenues for the third quarter of 2016 were $15.6 million compared to $13.5 million in the second quarter of 2016 and $17.2 million in the third quarter of fiscal year 2015, reflecting a sequential increase of 15% and a decline of 10% from the third quarter of 2015. The sequential increase was driven by higher revenues in the Physical Access Control Systems (PACS) Segment, which grew by 31%, and the Identity Segment, which grew 21%. This is reflective of stronger demand for the Company’s physical access readers and door controllers used with its Hirsch Velocity and ICPAM access platforms as well as logical access solutions, including delivery of desktop readers used in a national e-Health project in Europe and delivery of reader chipsets to OEM partners.

Both areas benefited from higher demand from U.S. Government customers due to the Government’s fiscal year end in September, as well as secular market growth and market share gains. Revenue in the Credentials Segment reflects growth in Transponder sales, offset by lower revenue with access cards. The comparative decrease was mainly driven by lower Credentials revenues, reflecting last year’s sales of RFID inlays for an electronic gaming application in the comparable quarter, partially offset by year over year PACS revenue growth of 21% and Identity revenue growth of 13%.

•	GAAP gross profit margin was 44% in the third quarter of fiscal year 2016, compared to 39% in the second quarter of fiscal year 2016 and 44% in the third quarter of 2015. Sequential margin expansion reflects margin increases in all three major segments as well as product mix, with a higher proportion of revenue in PACS and Identity.

•	GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges were $7.1 million, compared to $7.9 million in the second quarter of fiscal year 2016 and $14.1 million in the third quarter of 2015, reflecting a sequential decrease of 10% and a year over year decrease of 50%. The sequential reduction was primarily driven by a decrease in G&A expenses by 29% due to lower legal and accounting professional fees associated with non-core business activities. The comparative change reflects the implementation of the Company’s restructuring plan in the first quarter of fiscal year 2016.

•	Non-GAAP operating expenses for the quarter were $5.5 million, compared to $6.8 million in the second quarter of fiscal year 2016 and $12.5 million in the third quarter of 2015, reflecting a sequential reduction of 19% and a year over year reduction of 56%. Non-GAAP operating expenses are in line with the Company’s previously announced target of less than $6 million quarterly of business-related operating expenses.

•	GAAP net loss was $(0.7) million, or $(0.07) per share in the third quarter of 2016, compared to $(3.0) million, or $(0.27) per share in the second quarter of 2016 and GAAP net loss of $(7.2) million, or $(0.66) per share in the third quarter of 2015. The third quarter of 2016 included restructuring and severance related costs of $0.2 million, while the second quarter of 2016 included restructuring and severance related costs of $0.2 million, and the third quarter of 2015 included restructuring and severance related costs of $0.2 million.

•	Non-GAAP adjusted EBITDA was $1.7 million in the third quarter of 2016, compared to $(1.2) million in the second quarter of fiscal year 2016 and $(4.5) million in the third quarter of 2015. The improvement predominantly reflects a reduction in operating expenses following the business refocus in the first quarter of 2016 and reduced non-core professional fees. Sequentially, the improvement also reflects revenue growth and gross margin expansion.

•	Cash was $9.2 million at September 30, 2016, compared with $9.4 million at June 30, 2016.

“Our discipline, focus and realignment of our resource base has led us to reach positive adjusted EBITDA and a steep decline in net loss. We’ve got lots of work to do, but we believe we’re solidly positioned for continued growth and market share gains in our core business,” continued Mr. Humphreys. “While we expect to see the typical seasonality, we believe we have the base for these positive trends to continue into the next year. In delivering near-term products and business results, we’re building the platform and components for our vision of a pervasive, increasingly convenient, and responsive access control experience as one of the highest-value aspects of the Internet of Things. Wireless infrastructure, IP-enabled components throughout the platform, mobile-enabled systems management, video and sensor integration, and learning platforms, will enable ever-greater security while delivering convenience, end-user benefits, and ease-of-access.”

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss its financial results for the second quarter ended September 30, 2016 on Wednesday, November 9, 2016 after close of market at 2:00 PM PT (5:00 PM ET). The webcast and conference call will be open to all interested investors. The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing +1 847-585-4405 or +1 888-771-4371 (toll-free within the U.S.) using confirmation number 43679168. For those unable to join the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing+1 630-652-3042 or +1 888-843-7419 (toll-free within the U.S.) using passcode 4367 9168#.

About Identiv

Identiv, Inc. is the leading global player in physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE”. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP operating expenses and adjusted EBITDA discussed above will exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, foreign currency losses (gains), impairment of goodwill, stock-based compensation, amortization and depreciation, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this earnings releases. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s belief that it is on track to reach its targets, its expectations regarding future operating and financial performance, including fiscal year 2016 guidance, the benefits of the Company’s products, the Company’s beliefs regarding the strength of its business and that of the industry, traction within its customer base, market positioning and growth in market share, the role of commercial markets and IoT, business seasonality and the Company’s ability to continue order trends into 2017 is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the actual impact of the restructuring on the Company’s business, the Company’s ability to continue the momentum in its business, the level of customer orders, the success of its dealer channels, the strength of the IoT market, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Net revenue	$15,560	$13,476	$17,196	$41,521	$47,717
Cost of revenue	8,640	8,207	9,675	24,038	27,466

Gross profit	6,920	5,269	7,521	17,483	20,251
Operating expenses:
Research and development	1,480	1,432	2,235	4,997	6,567
Selling and marketing	3,312	3,279	5,236	10,807	15,698
General and administrative	2,115	2,982	6,456	9,674	15,057
Impairment of goodwill	—	—	—	—	988
Restructuring and severance	160	201	215	3,100	408

Total operating expenses	7,067	7,894	14,142	28,578	38,718

Loss from operations	(147)	(2,625)	(6,621)	(11,095)	(18,467)
Non-operating income (expense):
Interest expense, net	(525)	(519)	(478)	(1,814)	(1,367)
Foreign currency gain (loss), net	35	45	(10)	309	(186)

Loss before income taxes and noncontrolling interest	(637)	(3,099)	(7,109)	(12,600)	(20,020)
Income tax benefit (provision)	(105)	129	(59)	(35)	(141)

Loss before noncontrolling interest	(742)	(2,970)	(7,168)	(12,635)	(20,161)
Less: Loss (income) attributable to noncontrolling interest	(1)	7	6	4	72

Net loss attributable to Identiv, Inc.	$(743)	$(2,963)	$(7,162)	$(12,631)	$(20,089)

Basic and diluted net loss per share	$(0.07)	$(0.27)	$(0.66)	$(1.16)	$(1.85)
Weighted average shares used to compute basic and diluted loss per share	11,024	10,790	10,895	10,855	10,834

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,	December 31,
	2016	2016	2015
ASSETS
Current assets:
Cash	$9,183	$9,402	$16,667
Accounts receivable, net of allowances	9,159	8,984	7,915
Inventories	12,140	13,823	14,726
Prepaid expenses and other assets	3,399	1,919	1,518

Total current assets	33,881	34,128	40,826
Property and equipment, net	2,672	3,103	4,218
Intangible assets, net	6,183	6,547	7,275
Other assets	851	897	1,129

Total assets	$43,587	$44,675	$53,448

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$6,369	$7,481	$6,280
Current portion - payment obligation	760	731	681
Current portion - financial liabilities	9,625	9,722	—
Deferred revenue	1,145	1,232	1,515
Accrued compensation and related benefits	1,667	1,639	1,905
Other accrued expenses and liabilities	6,876	6,587	5,835

Total current liabilities	26,442	27,392	16,216
Long-term payment obligation	4,209	4,457	4,878
Long-term financial liabilities	8,289	8,205	17,656
Other long-term liabilities	549	643	508

Total liabilities	39,489	40,697	39,258

Total stockholders´ equity	4,098	3,978	14,190

Total liabilities and stockholders´equity	$43,587	$44,675	$53,448

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$8,640	$8,207	$9,675	$24,038	$27,466
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(26)	(23)	(34)	(72)	(98)
Amortization and depreciation	(310)	(314)	(356)	(940)	(1,032)

Total reconciling items included in GAAP cost of revenue	(336)	(337)	(390)	(1,012)	(1,130)

Non-GAAP cost of revenue	$8,304	$7,870	$9,285	$23,026	$26,336

Non-GAAP gross profit margin	47%	42%	46%	45%	45%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$7,067	$7,894	$14,142	$28,578	$38,718
Stock-based compensation	(837)	(422)	(1,095)	(2,173)	(3,602)
Amortization and depreciation	(535)	(430)	(379)	(1,548)	(1,171)
Impairment of goodwill	—	—	—	—	(988)
Restructuring and severance	(160)	(201)	(215)	(3,100)	(490)

Total reconciling items included in GAAP operating expenses	(1,532)	(1,053)	(1,689)	(6,821)	(6,251)

Non-GAAP overhead costs	$5,535	$6,841	$12,453	$21,757	$32,467

Reconciliation of GAAP net loss to adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(743)	$(2,963)	$(7,162)	$(12,631)	$(20,089)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	105	(129)	59	35	141
Net income (loss) attributable to noncontrolling interest	1	(7)	(6)	(4)	(72)
Interest expense, net	525	519	478	1,814	1,367
Foreign currency (gains) losses, net	(35)	(45)	10	(309)	186
Stock-based compensation	863	445	1,129	2,245	3,700
Amortization and depreciation	845	744	735	2,488	2,203
Impairment of goodwill	—	—	—	—	988
Restructuring and severance	160	201	215	3,100	490

Total reconciling items included in GAAP net loss	2,464	1,728	2,620	9,369	9,003

Adjusted EBITDA	$1,721	$(1,235)	$(4,542)	$(3,262)	$(11,086)